UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 29, 2008

BROADCAST INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

UTAH	0-13316	87-0395567
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7050 UNION PARK AVENUE, SUITE 600 SALT LAKE CITY, UTAH	84047
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number: (801) 562-2252

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

________________________________________________________________________________________________

BROADCAST INTERNATIONAL, INC.

FORM 8-K

ITEM 8.01. OTHER EVENTS

On December 29, 2008, the Registrant entered into a three-year contract with a Fortune 50 company in the financial services field to provide various services, including satellite broadcast services, digital signage, and music services to the client’s more than 6,000 retail and administrative locations throughout North America. The client’s satellite network is used to transmit corporate training as well as point-of-sale promotional media.  Although the services are scheduled to begin in first quarter 2009, the services will not extend to all of the client’s locations immediately, but will be phased in over the term of the contract as requested by the client.

Video content transmitted over the client’s satellite network will be powered by CodecSys, the Registrant’s proprietary encoding system that compresses digital video to less than 50% of the bandwidth currently be utilized by the client, with comparable or higher quality.

The Contract with one of the Registrants three largest clients will expire December 31, 2008 and that the Registrant and the client have not been able to agree on terms for an extension of the contract and anticipate that the contract will not be renewed.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 30, 2008.

BROADCAST INTERNATIONAL, INC.

a Utah corporation

By:

  /s/ Rod Tiede

Name:

 Rod Tiede

Title:

President and Chief Executive Officer

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